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                                    FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 7, 2002



                           DUSA PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



  NEW JERSEY                         0-19777                  22-3103129
  (State or other                                            (IRS Employer
  jurisdiction of                   (Commission              Identification
  incorporation)                    File Number)                Number)





                                 25 UPTON DRIVE
                         WILMINGTON, MASSACHUSETTS 01887
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                                 (978) 657-7500
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)




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ITEM 5.  OTHER EVENTS.

         DUSA Pharmaceuticals, Inc. ( "DUSA") issued a press release on June 7, 2002, attached to and made part of this report, announcing that it has received from Schering AG, its marketing and development partner for Levulan(R) PDT in the field of dermatology, a notice of termination in accordance with the parties' Marketing Development and Supply Agreement dated November 22, 1999. As a result, DUSA will be reacquiring all rights it granted to Schering AG under the agreement by the end of the next twelve months.

         Except for historical information, this report and exhibit contain certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to the reacquisition of rights during the next twelve months, implementation of alternative marketing plans and strategies, belief that Levulan PDT has significant potential, expectations for becoming a vertically integrated pharmaceutical company, belief regarding other promising dermatology indications and the application of core expertise. Such risks and uncertainties include, but are not limited to the ability to establish new marketing capabilities and to penetrate the market with its products, the results of clinical trials, reliance on third parties to manufacture Levulan (in compliance with FDA regulations), the regulatory approval process, the availability of funds to support its programs and for the acquisition or license of complementary products, none of which can be assured and other risks identified in the Company's SEC filings from time to time.


ITEM 7. FINANCIAL STATEMENTS AND OTHER EXHIBITS.

         (c) Exhibits.

         [99] Press Release dated June 7, 2002.






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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                              DUSA PHARMACEUTICALS, INC.






Dated: JUNE 7, 2002                           By: /S/ D. GEOFFREY SHULMAN
       ------------                           ----------------------------------
                                              D. Geoffrey Shulman, MD, FRCPC
                                              President, Chief Executive Officer